Exhibit (s)
POWER OF ATTORNEY
FOR
SECURITIES AND EXCHANGE COMMISSION
AND RELATED FILINGS

          The undersigned directors and officers of KAYNE ANDERSON ENERGY TOTAL RETURN FUND, INC. (the “Company”) hereby appoint KEVIN S. MCCARTHY, DAVID J. SHLADOVSKY and DAVID A. HEARTH (with full power to each of them to act alone), their attorneys-in-fact and agents, in all capacities, to execute and to file any documents relating to the Company’s Registration Statement on Form N-2 (File No. 811-21750) in connection with the Company’s offering of its common stock, preferred stock and debt securities under the Investment Company Act of 1940, as amended, and under the Securities Act of 1933, as amended, and under the laws of all states and other domestic and foreign jurisdictions, including any and all amendments thereto, covering the registration and the sale of common stock, preferred stock and debt securities by the Company, including all exhibits and any and all documents required to be filed with respect thereto with any regulatory authority. The undersigned grant to each of said attorneys full authority to do every act necessary to be done in order to effectuate the same as fully, to all intents and purposes, as the undersigned could do if personally present, thereby ratifying all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.
          The undersigned directors and officers hereby execute this Power of Attorney as of October 11, 2007.
          Directors and Officers:

By:	/s/ Kevin S. McCarthy	By:	/s/ Michael C. Morgan

	Kevin S. McCarthy		Michael C. Morgan

By:		By:	/s/ Gerald I. Isenberg

	Anne K. Costin		Gerald I. Isenberg

By:	/s/ Steven C. Good	By:	/s/ Terry A. Hart

	Steven C. Good		Terry A. Hart